As filed with the Securities and Exchange Commission on December 30, 2014

Registration No. 333-105546

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

ON FORM S-8

UNDER

THE SECURITIES ACT OF 1933

MONARCH COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	04-3627031
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

375 North Willowbrook Road, Coldwater, Michigan	49036
(Address of principal executive offices)	(Zip Code)

MONARCH COMMUNITY BANCORP, INC.

2003 RECOGNITION AND RETENTION PLAN

(Full title of the plan)

With a copy to:
Richard J. DeVries	Jude M. Sullivan
President and Chief Executive Officer	Howard & Howard Attorneys PLLC
Monarch Community Bancorp, Inc.	200 South Michigan Avenue, Suite 1100
375 North Willowbrook Road	Chicago, Illinois 60604
Coldwater, Michigan 49036 (517) 278-4566	(312) 456-3646
(Address, including zip code and telephone number, including area code, of agent of service of process)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY STATEMENT

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration No. 333-105546) filed by Monarch Community Bancorp, Inc. (the “Registrant”) on May 23, 2003 (the “Registration Statement”), to register 92,575 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) for issuance under the Registrant’s 2003 Recognition and Retention Plan. On May 28, 2013, the Registrant completed a one for five reverse split of the Common Stock, effectively reducing the number of shares covered by the plan to 19,515 shares.

The Registrant has terminated the offering of Common Stock contemplated by the Registration Statement. Accordingly, pursuant to an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Common Stock registered under the Registration Statement which remain unsold as of the filing of this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coldwater, State of Michigan, on the 30th day of December, 2014.

MONARCH COMMUNITY BANCORP, INC.

By:
/s/ Richard J. DeVries
Richard J. DeVries
Principal Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Company and in the capacities indicated on December 30, 2014.

Signature	Title	Date

/s/ Richard J. DeVries Richard J. DeVries	President and Chief Executive Officer (Principal Executive Officer)	December 30, 2014

/s/ Stephen M. Ross Stephen M. Ross	Chairman of the Board	December 30, 2014

/s/ Rebecca S. Crabill Rebecca S. Crabill	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2014

/s/ Harold A. Adamson Harold A. Adamson	Director	December 30, 2014

/s/ Karl F. Loomis Karl F. Loomis	Director	December 30, 2014

/s/ James W. Gordon James W. Gordon	Director	December 30, 2014

/s/ Martin L. Mitchell Martin L. Mitchell	Director	December 30, 2014

/s/ Craig W. Dally Craig W. Dally	Director	December 30, 2014

/s/ Richard L. Dobbins Richard L. Dobbins	Director	December 30, 2014